EXHIBIT 26(H)(29)
AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

                      AMENDMENT NO. 10 TO
PARTICIPATION AGREEMENT

The ParticipationAgreement (the “Agreement”), dated December 18, 1996, by and Among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust, (“AVIF(IVIF)”), Invesco distributors, Inc., a Delaware corporation (“Invesco”) and Transamerica Advisors Life Insurance Company, an Arkansas life insurance company (“TALIC”), on behalf of itself and each of its segregated asset account as described on Schedule A hereto, as the parties may revise from time to time (each an “Account”, collectively the “Accounts”).

WHEREAS, the parties desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.         The existing Section 1.2 Addition, Deletion or Modification of Funds, is deleted in its entirety  and is replaced with the following.

1.2 Addition, Deletion or Modification of Funds.

The Parties hereto may agree, from to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds by revising Schedule A hereto. Upon such revision to Schedule A, any applicable reference to a Fund, AVIF(IVIF) or its Shares herein, shall include a reference to any such additional Fund. Schedule A, as revised from time to time with notice to all parties, is incorporated by reference and is a part hereof.

2.           A new paragraph, numbered consecutively, is added to Section 4. Legal Compliance, as follows:

4.7           Commodity Pool Operator.

AVIF(IVIF) and Fund Manager each agree to promptly notify TALIC when any underlying fund becomes a commodity pool as defined under the Commodities Exchange Act ("CEA"), and Fund Manager is

required to register with the Commodity Futures Trading Commission (''CFTC") as a Commodity Pool Operator with respect to any underlying fund. AVIF(IVIF) and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

3.            A new section, numbered consecutively, is added to the Agreement as follows:

Section 21. Summary Prospectus

Should AVIF(IVIF) and TALIC desire to distribute the prospectuses of the funds within

AVIF(IVIF) pursuant to Rule 498 of the Securities Act of 1933, as amended. ("Rule 498"), the roles and responsibilities of the Parties to the Agreement (the "Parties"), for complying with Rule 498 and other applicable laws, are set forth as follows:

(a) For purposes of this Section, the terms "Summary Prospectus" and "Statutory Prospectus" shall have the same meaning as set forth in Rule 498.

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(b)           AVIF(IVIF) shall provide, or cause to provide, TALIC with copies of the Summary Prospectuses in the same manner and at the same times as the Partciaption Agreement requires that AVIF(IVIF) provide TALIC with Statutory Prospectuses. If AVIF(IVIF) makes any changes to the Summary Prospectus by way of filing pursuant to Rule 497 under the Securities Act of 1933, unless the Parties agree oterhwise. AVIF(IVIF) shall, instead of providing TALIC with a revised Summary Prospectus, provide TALIC with a supplement setting forth the changes in the Rule 497 filing.

(c)          AVIF(IVIF) and/or Invesco shall be responsible for compliance with Rule 498(e).

(d)          AVIF(IVIF) and Invesco each represent and warrant that the Summary Prospectus and the web site hosting of such Summary prospectuses will comply with the requirement of Rule 498 applicable to AVIF(IVIF) and its series. AVIF(IVIF) further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

(e)          AVIF(IVIF) and Invesco each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses (“Landing Page”) and that such Landing Page will host the current AVIP(IVIF) and series’ documents required to be posted in compliance with Rule 498. AVIF(IVIF) shall promptly notify TSLIC of any interruption in the availability of this Landing Page that last more than 24 hours. Such Landing Page will contain the investment options available under the Agreement.

(f)          AVIF(IVIF) and Invesco represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust documents made directly to AVIF(IVIF). AVIF(IVIF) and Invesco further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

(g)          TALIC represent and warrants that it will respond to requests for additional fund documents made by contract owners directly to the TALIC or one of its affiliates.

(h)          TALIC represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(i)          If AVIF(IVIF) determines that it will end its use of the Summary Prospectus delivery option, AVIF(IVIF) and Invesco will provide the TALIC with at least 90 days advance notice of its intent.

(j)          The Parties agree that the TALIC is not required to distribute Summary Prospectuses to its contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the TALIC. The TALIC agrees that it will give Invesco and AVIF(IVIF) reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

(k)          The Parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Section 21., as applicable.

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4.               The existing third “WHEREAS” clause is deleted in its entirety and replaced with the following.

WHEREAS, AVIF(IVIF) will make Shares of each Series referenced on the Schedule A hereto, as the parties hereto may revise from time to time with notice to all parties, (each a “Fund”; reference herein to “AVIF(IVIF)” includes reference to each Fund, to the extent the context requires), available for puchasw by the Accounts; and

5.               The existing sixth “WHEREAS” clause if deleted in its entirety and replaced with the following:

WHEREAS, TALIC will be the issuer of certain variable annuity contracts and variable life insurance contracts (“Contracts”, as described on Schedule A herein, as Parties may revise from time to time with notice to all Parties, which contains Contracts (hereinafter collectively the ‘Contracts”), if required by applicable law, will be registered under the 1933 Act; and

6.               All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

AIM VARIABLE LIFE INSURANCE FUNDS                                   TRANSAMERICA ADVISORS LIFE
(INVESCO VARIABLE LIFE INSURANCE FUNDS)                        INSURANCE COMPANY

By: /s/John M. Zerr                                                                               By: /s/Arthur D. Woods

Name: John M. Zerr                                                                               Name: Arthur D. Woods
Title: Senior Vice President                                                                   Title: Vice President

INVESCO DISTRIBUTORS, INC.

By: /s/Brian Thorp

Name: Brian Thorp
Title: Vice President

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SCHEDULE A
                       Revised May 1, 2013

FUNDS AVAILABLE UUNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM V ARIABLE IINSUR ANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS  UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BYT THE SEPARATE ACCOUNTS

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